As filed with the Securities and Exchange Commission on October 27, 2006
Registration No. 333-132843
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
FIDELITY NATIONAL TITLE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (I.R.S. Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida (Address of Principal Executive Offices)	32204 (Zip Code)
The Fidelity National Financial Group 401(k) Profit Sharing Plan
(Full Title of the Plan)
Peter T. Sadowski, Esq.
Executive Vice President and General Counsel
601 Riverside Avenue
Jacksonville, Florida 32204
(Name and Address of Agent For Service)
(904) 854-8100
(Telephone Number, Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title Of Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered (1)	Per Share (1)	Offering Price (1)	Fee
Plan Interests	N/A	N/A	N/A	N/A

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement registers an indeterminate amount of plan interests to be offered or sold pursuant to the Fidelity National Financial Group 401(k) Profit Sharing Plan.

EXPLANATORY NOTE
Item 8. Exhibits
SIGNATURES

EXPLANATORY NOTE
     Under a Registration Statement on Form S-8, Registration No. 333-132843 (the “Original Registration Statement”), Fidelity National Title Group, Inc. (the “Registrant”) registered 10,000,000 shares of the Registrant’s Common Stock, par value $0.0001 per share. In addition, the Original Registration Statement also covers an indeterminate number of shares that may be offered or sold pursuant to the Fidelity National Financial Group 401(k) Profit Sharing Plan (the “FNF Plan”) held by Fidelity National Financial, Inc. referenced therein.
     Effective October 24, 2006, the FNF Plan was transferred to the Registrant. As a result of this transfer, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to register an indeterminate amount of plan interests to be offered or sold pursuant to the FNF Plan.
Item 8. Exhibits
     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on October 19, 2005).
4.2	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Form S-1, Registration No. 333-126402, filed with the SEC on August 18, 2005).
5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.*
23.1	Consent of Counsel (included in Exhibit 5.1).*
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
24.1	Power of Attorney.*
* Previously filed with the Original Registration Statement.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 27, 2006.

FIDELITY NATIONAL TITLE GROUP, INC.
/s/ Anthony J. Park
Anthony J. Park
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* William P. Foley, II	Chairman and Chief Executive Officer (Principal Executive Officer)	October 27, 2006

/s/ Anthony J. Park Anthony J. Park	Chief Financial Officer (Principal Financial and Accounting Officer)	October 27, 2006

* Douglas K. Ammerman	Director	October 27, 2006

* Willie D. Davis	Director	October 27, 2006

* John F. Farrell, Jr.	Director	October 27, 2006

* Thomas M. Hagerty.	Director	October 27, 2006

Signature	Title	Date
* Philip G. Heasley	Director	October 27, 2006

* Daniel D. (Ron) Lane	Director	October 27, 2006

* General William Lyon	Director	October 27, 2006

* Richard N. Massey	Director	October 27, 2006

* Peter O. Shea, Jr.	Director	October 27, 2006

* Cary H. Thompson	Director	October 27, 2006

* Frank P. Willey	Director	October 27, 2006

/s/ Anthony J. Park Anthony J. Park (Attorney-in-fact)
(Pursuant to a Power of Attorney)

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on October 19, 2005).
4.2	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Form S-1, Registration No. 333-126402, filed with the SEC on August 18, 2005).
5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.*
23.1	Consent of Counsel (included in Exhibit 5.1).*
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
24.1	Power of Attorney.*
* Previously filed with the Original Registration Statement.

5